UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations And Financial Condition.

On October 23, 2008, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the third quarter 2008, updating its outlook for full year 2008 and providing its 2009 outlook. A copy of the press release is furnished as Exhibit 99.1 hereto.

Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. Eastern Time on October 23, 2008. By press releases dated October 2, 2008 and October 22, 2008, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call. A copy of such presentation is furnished as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Goodrich Corporation Press Release dated October 23, 2008 titled “Goodrich Announces 11 Percent Increase in Sales and 34 Percent Increase in Net Income per Diluted Share for Third Quarter 2008, Increase Net Income per Diluted Share Outlook for 2008 and Provides Outlook for 2009, Increased Dividend.”

Exhibit 99.2 Goodrich written presentation dated October 23, 2008 titled “Goodrich Corporation Third Quarter 2008 Results.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: October 23, 2008	By: /s/ Scott E. Kuechle
Scott E. Kuechle Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit 99.1 Goodrich Corporation Press Release dated October 23, 2008 titled “Goodrich Announces 11 Percent Increase in Sales and 34 Percent Increase in Net Income per Diluted Share for Third Quarter 2008, Increase Net Income per Diluted Share Outlook for 2008 and Provides Outlook for 2009, Increased Dividend.”

Exhibit 99.2 Goodrich written presentation dated October 23, 2008 titled “Goodrich Corporation Third Quarter 2008 Results.”

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